UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2022 (August 15, 2022)

SAVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40403	26-4684680
(Commission File Number)	(I.R.S. Employer Identification No.)

HaPardes 134 (Meshek Sander)

Neve Yarak, Israel, 4994500

(Address of principal executive offices) (Zip Code)

Tel: (347) 468 9583

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $0.0001 per share	SVFD	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2022, Save Foods, Inc. (the “Company’), entered into an underwriting agreement (the “Underwriting Agreement”), with ThinkEquity LLC, as representative (the “Representative”), of the several underwriters named therein (the “Underwriters”), relating to the Company’s public offering (the “Offering”) of 1,600,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $3.00 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to 240,000 additional shares of Common Stock less the underwriting discounts and commissions solely to cover over-allotments. The expected closing date of the Offering is August 18, 2022 (the “Closing Date”).

The Shares were offered, issued and sold under a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on August 17, 2022, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (Registration No. 333-266159), which became effective on July 22, 2022. In connection with the Offering, the Company agreed to issue to the Representative a warrant (the “Representative Warrant”) to purchase up to 5% of the shares of Common Stock sold in the Offering. The Representative Warrant is exercisable, in whole or in part, at a per share exercise price of $3.75, which is equal to 125% of the public offering price per share of Common Stock. The Representative Warrant will be exercisable commencing on the date which is one hundred eighty (180) days following August 15, 2022 and will expire on August 15, 2027.

The Underwriting Agreement contained customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The officers and directors of the Company and certain of its stockholders have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of the Company’s Common Stock or other securities convertible into or exercisable or exchangeable for shares of its Common Stock for either (i) a period of six months for the Company’ officers and directors, or (ii) a period of three months for those certain of the Company’s stockholders after the date of the final prospectus filed in connection with the Offering without the prior written consent of the Underwriters.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The form of the Representative Warrant is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing descriptions of the terms of the Underwriting Agreement and Representative Warrant are qualified in their entirety by reference to such exhibits.

Item 8.01 Other Events.

On August 15, 2022, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement, between ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the several underwriters, and Save Foods, Inc.
4.1	Form of Representative Warrant
5.1	Opinion of McDermott Will & Emery LLP
23.1	Consent of McDermott, Will & Emery LLP (included in Exhibit 5.1)
99.1	Press Release dated August 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVE FOODS, INC.

	By:	/s/ David Palach
	Name:	David Palach
	Title:	Chief Executive Officer

Date: August 18, 2022